EXHIBIT 10.17

FORM OF

U.S. ENERGY SYSTEMS, INC.

SUBSCRIPTION AGREEMENT

SUBSCRIBER:

SECURITIES SUBSCRIBED FOR:	Common Stock, $0.01 par value per share

AGGREGATE PURCHASE PRICE:	$

This SUBSCRIPTION AGREEMENT (this “Agreement”), is dated as of                          , 2007, by and between U.S. Energy Systems, Inc., a Delaware corporation (the “Company”), and                             , a                             (the “Investor”).

WITNESSETH:

The Company desires to sell, and the Investor desires to buy,                             shares the Company’s Common Stock, par value $0.01 per share (the “Common Stock”), for an aggregate purchase price equal to $            .

The Company is described in the Company’s Annual Report on Form 10-K for the fiscal year ended                             , Quarterly Reports on Form 10-Q for the quarters ended                             , and Current Reports on Form 8-K dated                             , and any other reports filed (not furnished) with the Securities and Exchange Commission (the “Commission”) after the date of this Agreement (collectively, the “Reports”).

NOW, THEREFORE, the parties hereto agree as follows:

1. SUBSCRIPTION AND PAYMENT.

(a) Subject to the terms and conditions set forth herein, the Investor hereby subscribes for the                             shares of Common Stock. The Investor acknowledges that this subscription shall not be effective until accepted by the Company.

(b) The Investor agrees to deliver to the Company at the Closing (as defined below) by wire transfer to an account designated by the Company the aggregate purchase price of $            (the “Purchase Price”), payable in immediately available funds, for the Common Stock subscribed for hereby.

2. CLOSING. The closing (the “Closing”) of the purchase and sale of the Common Stock subscribed for hereby (the “Offering”) shall occur on                             , 2007 or the earliest date thereafter on which the closing conditions specified in Sections 8 and 9 of this Agreement shall have been satisfied or waived (any such date, the “Closing Date”); provided, however, that if the Closing has not occurred by                             , 2007, then this Agreement shall terminate and the Closing shall not take place.

(a) At the Closing, the Company will deliver to the Investor:

(i)	one executed copy of this Agreement;

(ii)	a stock certificate representing the Investor’s ownership of the Common Stock subscribed for hereby; and

(iii)	an executed Warrant in the form attached hereto as Exhibit A (the “Warrant”).

(b) At the Closing, the Investor will deliver to the Company:

(i)	the Purchase Price; and

(ii)	an executed Warrant.

3. TERMINATION OF OFFERING. The Investor understands and agrees that it will not be entitled to exercise the rights of a stockholder of the Company until an appropriate certificate representing the Common Stock for which it has subscribed has been issued to it on the Closing Date. If (a) the Company shall have reasonably determined that an event has occurred or a condition exists which could materially and adversely affect the business or proposed business of the Company and that such possibility warrants termination of the Offering, (b) the conditions to the Closing of the Offering are not satisfied or (c) the Company elects to terminate the Offering, the Offering will be terminated, and the Company will not issue the Common Stock and the Company will not be entitled to payment of the Purchase Price.

4. REPRESENTATIONS AND WARRANTIES OF THE INVESTOR. The Investor hereby represents and warrants to the Company that:

(a) it is an “accredited investor” as that term is defined in Rule 501(a) under the Securities Act of 1933, as amended (the “Act”);

(b) it has the requisite knowledge and experience in financial and business matters to be capable of evaluating the merits and risks of an investment in the Company;

(c) it has received and read the Reports and has evaluated the risks of investing in the Company;

(d) it has been given the opportunity to ask questions of, and receive answers from, the Company concerning the terms and conditions of the Offering and to obtain additional information necessary to verify the accuracy of the information contained in the Reports or such other information as it desired in order to evaluate its investment;

(e) in making the decision to purchase the Common Stock herein subscribed for, it has relied solely upon the Reports, the representations, warranties, agreements, undertakings and acknowledgments of the Company in this Agreement and its own independent investigations;

(f) it understands that an investment in the Company involves certain risks and the Investor has taken full cognizance of and understands such risks, including those set forth in the Reports;

(g) it understands that the shares of Common Stock have not been registered under the Act, and agrees that the Common Stock may not be sold, offered for sale, transferred, pledged, hypothecated or otherwise disposed of except in compliance with the Act and subject to the terms of this Agreement;

(h) it understands that no federal or state agency has made any finding or determination as to the fairness of the investment in, or any recommendation or endorsement of, the Common Stock;

(i) the Common Stock herein subscribed for is being acquired by the Investor in good faith solely for the account of the Investor, for investment purposes and not with a view to subdivision, distribution or resale.

(j) it will not sell or otherwise dispose of any shares of the Common Stock unless:

(i) the Investor shall have advised the Company in writing that it intends to dispose of such shares of Common Stock in a manner to be described in such advice, and counsel reasonably acceptable to the Company and its respective counsel shall have delivered to the Company an opinion reasonably acceptable to the Company and its respective counsel that registration is not required under the Act or under any applicable securities laws of any jurisdiction; or

(ii) a registration statement on an appropriate form under the Act, or a post-effective amendment to such registration statement, covering the proposed sale or other disposition of such shares of Common Stock shall be in effect under the Act and such shares of Common Stock or the proposed sale or other disposition thereof shall have been registered or qualified under applicable securities laws of any jurisdiction;

(k) it acknowledges and agrees that the certificate representing the Common Stock shall bear the following legend (unless subsequently registered under the Act):

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR APPLICABLE STATE SECURITIES LAWS AND MAY NOT BE SOLD OR TRANSFERRED UNLESS A REGISTRATION STATEMENT COVERING SUCH SHARES IS EFFECTIVE UNDER THE ACT OR THE TRANSACTION IS EXEMPT FROM REGISTRATION UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS.”

(l) it acknowledges that the Company may place a stop transfer order against transfer of the Common Stock, if necessary in the Company’s reasonable judgment, in order to assure compliance by the Investor with the terms of this Agreement;

(m) (i) the individual executing this Agreement has appropriate authority to act on behalf of the Investor and (ii) the Investor is not an Investment Company, as defined under the Investment Company Act of 1940, as amended;

(n) this Agreement has been duly executed and delivered by or on behalf of the Investor and constitutes the valid and binding agreement of the Investor, enforceable against the Investor in accordance with its terms; and

(o) it understands that the Common Stock is being offered and sold hereby in reliance on specific exemptions from the registration requirements of the Act and that the Company is relying on the foregoing representations, warranties, agreements, undertakings and acknowledgments in determining the availability of such exemptions and the Investor’s suitability as the purchaser of the Common Stock.

5. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company represents and warrants to the Investor that:

(a) The Company has filed with the Commission all reports required to be filed by it by the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Company has furnished to the Investor a true and correct copy of each Report. Each Report did not, as of the date on which it was signed, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

(b) The financial statements (including the related notes) of the Company included in the Reports present fairly the financial position of the Company as of the dates indicated and its results of operations for the periods specified therein. All such financial statements have been prepared in accordance with generally accepted accounting principles on a basis consistently applied.

(c) The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware, with full power and authority (corporate and other) to own its properties and conduct its business as described in the Reports, and is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which the character of the business conducted by it or the location of the properties owned or leased by it makes such qualification necessary for the conduct of its business as described in the Reports except where the failure to be so qualified would not have a material adverse effect on the Company.

(d) The authorized capital stock of the Company consists of (i) 75,000,000 shares of Common Stock of which                             shares are outstanding, and 10,000,000 shares of preferred stock, par value $0.01 per share (the “Preferred Stock”), of which 1,138,888 shares have been designated Series A Convertible Preferred Stock (the “Series A Preferred Stock”), 875 shares have been designated Series B Preferred Stock (the “Series B Preferred Stock”), 100,000 shares have been designated Series C Preferred Stock (the “Series C Preferred Stock”) and 1,138,888 shares have been designated Series D Preferred Stock (the “Series D Preferred Stock”). There are no shares of any other class or series of stock authorized by the Company’s Amended and Restated Certificate of Incorporation, as amended. As of the date hereof, there are                             shares of Series A Preferred Stock outstanding,                             shares of Series B Preferred Stock outstanding,                             shares of Series C Preferred Stock, and                             shares of Series D Preferred Stock outstanding. As of the date hereof, the outstanding Series B Preferred Stock is convertible into                             shares of Common Stock, the outstanding shares of Series C Preferred Stock are convertible into or exchangeable for up to                             shares of Common Stock, without giving effect to the anti-dilution adjustments applicable to the Series C Preferred Stock. As of the date hereof, there are outstanding options, warrants and convertible debentures exercisable for or convertible into a total of                             shares of Common Stock.

(e) The Company has all requisite power and authority to issue, sell and deliver the Common Stock in accordance with and upon the terms and conditions set forth in this Agreement; and all corporate action required to be taken by the Company for the due and proper authorization, issuance, sale and delivery of the Common Stock has been validly and sufficiently taken. The outstanding shares of Common Stock will be, when issued, duly authorized, validly issued, fully paid and nonassessable.

(f) Except as set forth in this Agreement, or as described in the Reports, subsequent to the respective dates as of which information is given in the Reports, the Company has not incurred any material liability or obligation, direct or contingent, or entered into any material transaction (except for the transactions contemplated hereby), whether or not in the ordinary course of business, and there has not been any material change on a consolidated basis in the capital stock, or any material increase in the short-term debt or long-term debt, or any material adverse change in the condition (financial or other), business, key personnel, properties or results of operations of the Company.

(g) The Company is not in violation of any material provision of its Amended and Restated Certificate of Incorporation or Bylaws, each as amended to date, or in default in the performance of any material obligation contained in any material agreement, indenture or other instrument. The performance by the Company of its obligations under this Agreement and the consummation of the transactions herein contemplated will not conflict with or result in a breach of the Amended and Restated Certificate of Incorporation or Bylaws of the Company, or any material agreement, indenture or other instrument to which the Company is a party or by which it is bound, or (assuming the accuracy of the Investor’s representations and warranties herein) any law, rule, administrative regulation or decree of any court or governmental authority having jurisdiction over the Company or its properties, or result in the creation or imposition of any material lien, charge, claim or encumbrance upon any property or asset of the Company. Except as required by the Act and applicable state securities or blue sky laws, no consent, approval, authorization or order of any court or governmental authority is required in connection with the consummation of the transactions contemplated by this Agreement.

(h) Except as described in the Reports, there are no preemptive rights or other rights to subscribe for or to purchase, or any restriction upon the voting or transfer of, any shares of Common Stock pursuant to the Company’s Amended and Restated Certificate of Incorporation or Bylaws, each as amended to date, or any agreement or other instrument to which the Company is a party. Neither the Offering nor the sale of the Common Stock as contemplated in this Agreement gives rise to any rights for or relating to the registration of any shares of Common Stock (other than as provided in Section 10 of this Agreement).

(i) The Company has requisite corporate power and authority to enter into this Agreement and this Agreement has been duly authorized, executed and delivered by the Company and (assuming the accuracy of the Investor’s representations and warranties herein) constitutes the legal, valid and binding agreement of the Company enforceable against the Company in accordance with its terms (except in all cases as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting the enforcement of creditors’ rights generally and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding may be brought).

(j) Except as set forth in the Reports, there are no actions, suits or proceedings pending before or by any court or governmental agency or authority, or any arbitrator, which seek to restrain or prohibit the consummation of the transactions contemplated hereby or which might reasonably be expected to result in any material adverse change in the condition (financial or other), business or results of operations of the Company and, to the best of the Company’s knowledge, no such action, suit or proceeding has been threatened.

(k) The Company is not in violation of any law, ordinance, governmental rule or regulation or court decree to which it may be subject and the Company has not failed to obtain any license, permit, franchise or other governmental authorization necessary to the ownership of its property or to the conduct of its business, which violation or failure to obtain is likely to have a material adverse effect on the condition (financial or other), business or results of operations of the Company.

6. COVENANTS OF THE INVESTOR. The Investor covenants with the Company that:

(a) The Investor will not engage in any activity that would jeopardize the status of the Offering as an exempt transaction under the Act or under the laws of any state in which the Offering is made.

(b) The Investor acknowledges that the representations, warranties, agreements, undertakings and acknowledgments are made by the Investor with the intent that they be relied upon by the Company in determining whether to issue the Common Stock.

7. COVENANTS OF THE COMPANY. The Company covenants with the Investor that:

(a) Neither the Company nor any of its officers, directors or employees will engage in any activity that would jeopardize the status of the Offering as an exempt transaction under the Act or under the laws of any state in which the offering is made.

(b) The Company acknowledges that the representations, warranties, agreements, undertakings and acknowledgments are made by the Company with the intent that they be relied upon by the Investor in determining whether to subscribe for the Common Stock.

(c) The Company shall issue the Investor a Warrant to acquire                              shares of the Company’s Common Stock at the Closing, in the form of Exhibit A hereto.

8. CONDITIONS OF OBLIGATIONS OF THE INVESTOR. The Investor’s obligations under this Agreement are subject to the accuracy of the representations and warranties of the Company made in Section 5 hereof in all material respects, and to the performance by the Company of its other obligations under this Agreement to be performed at or prior to the Closing.

9. CONDITIONS OF OBLIGATIONS OF THE COMPANY. The Company’s obligations under this Agreement are subject to the accuracy of the representations and warranties of the Investor made in Section 4 hereof in all material respects, and to the performance by the Investor of its other obligations under this Agreement to be performed at or prior to the Closing.

10. RULE 144. The Company covenants that it will file the reports required to be filed by it under the Act and the Exchange Act and the rules and regulations adopted by the Commission thereunder (or, if it ceases to be required to file such reports, it will, upon the request of the Investor, make publicly available other information that fulfills the information requirements set forth in Rule 144(c)(2)), and it will take such further action as the Investor may reasonably request, all to the extent required from time to time to enable the Investor to sell the Common Stock without registration under the Act within the limitation of the exemptions provided by (a) Rule 144 under the Act, as such Rule may be amended from time to time, or (b) any similar rule or regulation hereafter adopted by the Commission. Upon the request of the Investor, the Company will deliver to it a written statement as to whether the Company has complied with such information disclosure and other requirements.

11. INDEMNIFICATION. The Company agrees to indemnify and hold harmless the Investor from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Reports (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact necessary to make the statements therein in the light of the circumstances under which they were made not misleading.

12. EXPENSES. The Company agrees that it will pay the Investor’s reasonable legal and other expenses incurred in connection with this Offering.

13. NOTICES.

(a) Any notice required to be given or delivered to the Investor shall be mailed first class, postage prepaid, return receipt requested, to the Investor’s address shown on the signature page hereof.

(b) Any notice required to be given or delivered to the Company shall be mailed first class, postage prepaid, return receipt requested, to U.S. Energy Systems, Inc., 750 Lexington Avenue, 15th Floor, New York, NY 10022.

14. GOVERNING LAW. The corporate law of the State of Delaware shall govern all issues and questions concerning the relative rights and obligations of the Company and its stockholders. All other issues and questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be construed in accordance with and governed by the laws of the State of New York, without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York.

15. COUNTERPARTS. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

IN WITNESS WHEREOF, the undersigned has executed this Agreement as of the date first above written.

By:

The terms of the foregoing, including the

subscription described therein, are agreed

to and accepted on this      day of                     , 2007:

U.S. ENERGY SYSTEMS, INC.

By: